Exhibit 5.2

100 LIGHT STREET BALTIMORE, MARYLAND 21202 PHONE: 410-685-1120 FAX: 410-547-0699
www.bakerdonelson.com

June 28, 2021
Sun Communities, Inc.
27777 Franklin Road, Suite 200
Southfield, Michigan 48034
Re:    Sun Communities, Inc. – Registration Statement on Form S-3
(File No: 333-255020) (the “Registration Statement”)
Ladies and Gentlemen:
We have acted as special Maryland counsel to Sun Communities, Inc., a Maryland corporation (the “Company”), in connection with the registration of the offer and sale of $600,000,000 aggregate principal amount of 2.700% Notes due 2031 (the “Notes”) by Sun Communities Operating Limited Partnership, a Michigan limited partnership of which the Company is the general partner (“SCOLP”), and the guarantee of the Notes by the Company (the “Guarantee”), pursuant to the Registration Statement on Form S-3 filed by the Company and SCOLP with the U.S. Securities and Exchange Commission (the “Commission”) on April 2, 2021, File Nos. 333-255020 and 333-255020-01 (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”). You have requested our opinion with respect to the matters set forth below.
In our capacity as special Maryland counsel to the Company and for purposes of this opinion, we have reviewed the originals, or copies certified or otherwise identified to our satisfaction, of the following documents (the documents referenced in (i)-(xii) below being referred to herein as the “Reviewed Documents”):
(i)    the fully-executed Indenture, dated as of June 28, 2021 (the “Base Indenture”), by and among SCOLP, the Guarantors (as defined therein), and UMB Bank, N.A., a national banking association, as trustee (the “Trustee”), and the First Supplemental Indenture to the Base Indenture (which includes the Guarantee) dated as of June 28, 2021, by and among SCOLP, the Company, and the Trustee, establishing the form and terms of the Notes (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”);
(ii)    the Registration Statement, including the base prospectus dated April 2, 2021, that is a part of the Registration Statement (the “Base Prospectus”);
(iii)    the Company’s preliminary prospectus supplement, dated June 17, 2021, as filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on June 17, 2021 (the “Preliminary Prospectus Supplement”);

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June 28, 2021

(iv)    the Company’s final prospectus supplement, dated June 17, 2021, as filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on June 21, 2021 (the “Final Prospectus Supplement”);
(v)    the charter of the Company, certified on the date hereof as being a true, correct, and complete copy thereof by the Chief Financial Officer and Secretary of the Company;
(vi)    the Third Amended and Restated Bylaws of the Company, certified on the date hereof as being a true, correct, and complete copy thereof by the Chief Financial Officer and Secretary of the Company;
(vii)    the written consent of the Board of Directors of the Company pursuant to which the Board of Directors adopted resolutions with respect to the Underwriting Agreement, the Indenture, the filing of prospectus supplements, and the transactions contemplated thereby, certified on the date hereof as being a true, correct, and complete copy thereof by the Chief Financial Officer and Secretary of the Company;
(viii)    the Fourth Amended and Restated Agreement of Limited Partnership of SCOLP, as amended, as currently in effect, certified on the date hereof as being a true, correct, and complete copy thereof by the Chief Financial Officer and Secretary of the Company;
(ix)    a copy of each fully-executed global note, dated as of June 28, 2021, registered in the name of The Depository Trust Company’s nominee Cede & Co., representing the Notes (the “Global Notes”);
(x)    a certificate of the Company regarding certain matters related to, among other things, the Indenture, the Registration Statement, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, and certain other factual matters (the “Certificate”);
(xi)    a certificate of the Maryland State Department of Assessments and Taxation (“SDAT”) dated June 25, 2021, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland (the “Good Standing Certificate”); and
(xii)    such other documents, corporate records, and instruments as we have deemed necessary and appropriate, in our professional judgment, to render this opinion letter, subject to the limitations, assumptions, and qualifications contained herein.
With respect to questions of fact material to our opinions, without undertaking to verify the same by independent investigation, we have relied exclusively upon the Reviewed Documents, the representations, warranties, statements, and information set forth in such documents, certain statements of officers or other representatives of the Company, including,

Sun Communities, Inc.
June 28, 2021

without limitation, statements contained in the Certificate, and the additional matters recited or assumed in this opinion letter, all of which we assume to be true, complete, and accurate in all respects. We make no representation as to the scope or sufficiency of our review for your purposes.
In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry:
A.    The genuineness of all signatures and the legal capacity of all individuals who have executed any of the Reviewed Documents.
B.    That the Notes will be issued under, and subject to the terms of, the Indenture.
C.    That the Notes will be issued in book-entry form, represented by the Global Notes, and will be authenticated by the Trustee in accordance with and subject to the terms of the Indenture.
D.    The authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as certified, photostatic, or facsimile copies or portable document file (“pdf”) or other electronic image format copies (and the authenticity of the originals of such copies), that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, that all documents submitted to us and public records we have reviewed or relied upon are accurate and complete, that there has been no oral or written modification of or amendment to any of the Reviewed Documents, and that there has been no waiver of any provision of any of the Reviewed Documents in connection with this opinion, by action or omission of the parties or otherwise.
E.    That all representations, warranties, certifications, and statements with respect to matters of fact and other factual information (i) made by public officers, (ii) made by officers or representatives of the Company, including certifications made in the Certificate, and (iii) made or contained in any of the Reviewed Documents are accurate, true, correct, and complete in all respects.
F.    As to all acts undertaken by any governmental authority, and of those persons purporting to act in any governmental capacity, that the persons acting on behalf of the governmental authority have the power and authority to do so, and that all actions taken by such persons on behalf of such governmental authority are valid, legal, and sufficient.
G.    That the persons identified to us as officers of the Company are actually serving as such.

Sun Communities, Inc.
June 28, 2021

Based on our review of the foregoing, and subject to the limitations, exceptions, assumptions, and qualifications set forth herein, we are of the opinion that, as of the date of this letter:
1.The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland and, based solely on the Good Standing Certificate, is in good standing with SDAT as of the date of the Good Standing Certificate.
2.The Company has the corporate power to create the obligation evidenced by the Guarantee.
3.The execution and delivery by the Company in its capacity as general partner of SCOLP of the Global Notes pursuant to the Indenture and the Registration Statement have been duly authorized by all necessary corporate action on the part of the Company. The Global Notes and the Indenture have been duly executed and delivered by the Company in its capacity as the general partner of SCOLP.
4.The guarantee of the Notes by the Company pursuant to the Supplemental Indenture and the Registration Statement, and the execution and delivery by the Company in its own capacity of the Supplemental Indenture (which includes the Guarantee) have been duly authorized by all necessary corporate action on the part of the Company. The Supplemental Indenture has been duly executed and delivered by the Company in its own capacity.
The foregoing opinions are based on and are limited to the Maryland General Corporation Law (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of any other laws or the laws of any other jurisdiction. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no, and hereby disclaim any, obligation to supplement the opinions expressed herein if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof. The opinions are limited to the matters set forth herein, and no other opinions should be inferred or implied beyond the matters expressly herein stated.
Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Notes and the Guarantee, which is incorporated by reference in the Registration Statement, and to the reference to our firm under

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June 28, 2021

the caption “Legal Matters” in the Base Prospectus, the Preliminary Prospectus Supplement, and the Final Prospectus Supplement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5.1, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

BAKER, DONELSON,
BEARMAN, CALDWELL
& BERKOWITZ, a professional
corporation

By:    /s/ Kenneth B. Abel
    Kenneth B. Abel
Authorized Representative